Exhibit 99.1

Microsoft Reports Record First-Quarter Results

$17.37 billion of revenue driven by solid business and consumer demand.

REDMOND, Wash. — Oct. 20, 2011 — Microsoft Corp. today announced record first-quarter revenue of $17.37 billion for the quarter ended Sept. 30, 2011, a 7% increase from the same period of the prior year. Operating income, net income, and diluted earnings per share for the quarter were $7.20 billion, $5.74 billion, and $0.68 per share, which represented increases of 1%, 6%, and 10%, respectively, when compared with the prior year period.

“We saw customer demand across the breadth of our products, resulting in record first-quarter revenue and another quarter of solid EPS growth,” said Peter Klein, chief financial officer at Microsoft. “Our product portfolio is performing well, and we’ve got an impressive pipeline of products and services that positions us well for future growth.”

Since July, Microsoft reported a number of product and business highlights, including:

•

The Microsoft Business Division reported $5.62 billion in first quarter revenue, an 8% increase from the prior year period which included the launch of Office 2010. Revenue from Microsoft’s productivity server offerings – including Lync, SharePoint, and Exchange – grew double-digits, and the Dynamics business grew 17% in the quarter.

•

The Server & Tools segment posted $4.25 billion in first quarter revenue, a 10% increase over the prior year period and the sixth consecutive quarter of double-digit revenue growth. Microsoft also unveiled a developer preview of “Windows Server 8” at the BUILD developer conference in September.

•

Windows and Windows Live Division revenue was $4.87 billion, a 2% increase over the prior period, in line with the PC market. Windows 7 momentum continued with over 450 million licenses sold since launch. At the BUILD conference, Microsoft showcased and released a developer preview of the next major release of Windows, “Windows 8.”

•	Windows Phone 7.5 released with a broad array of new features, and received favorable reviews.

•

Bing organic US market share grew 350 basis points year over year to 14.7% while Bing-powered US market share, including Yahoo! properties, was approximately 27%. The company also showcased the increasing integration of Bing across other products such as Xbox and Windows Phone.

•

Xbox was the top-selling gaming console in the US for the ninth consecutive month. The company launched the Gears of War 3 game with over three million copies sold in the first week, and announced plans to roll out the next generation of TV entertainment on Xbox LIVE with nearly 40 content providers starting this holiday season.

•	Microsoft completed its acquisition of Skype.

“We had another strong quarter for Office, SharePoint, Exchange, and Lync, and saw growing demand for our public and private cloud services including Office 365, Dynamics CRM Online, and Windows Azure,” said Kevin

Turner, chief operating officer at Microsoft. “With a great set of consumer products like Windows 7 PCs, Windows Phone 7.5, Xbox and Kinect, we are excited about the holiday buying season.”

Business Outlook

Beginning in the second fiscal quarter, Microsoft’s results will include the results of Skype. The company offers updated fiscal 2012 operating expense guidance, including Skype and the associated acquisition-related expenses, of $28.6 billion to $29.2 billion.

Webcast Details

Peter Klein, chief financial officer, Frank Brod, chief accounting officer, and Bill Koefoed, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on Oct. 20, 2012.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	execution and competitive risks in transitioning to cloud-based computing;

•	challenges to Microsoft’s business model;

•	intense competition in all of Microsoft’s markets;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	actual or perceived security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	improper disclosure of personal data that could result in liability and harm to Microsoft’s reputation;

•	outages and disruptions of services provided to customers directly or through third parties if Microsoft fails to maintain an adequate operations infrastructure;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not gain customer acceptance and produce offsetting increases in revenue;

•

unfavorable changes in general economic conditions, disruption of our partner networks or sales channels, or the availability of credit that affect demand for Microsoft’s products and services or the value of our investment portfolio;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyberattack or other catastrophic events disrupting Microsoft’s business; and

•	acquisitions, joint ventures and strategic alliances that adversely affect the business.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of October 20, 2011. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Bill Koefoed, general manager, Investor Relations, (425) 706-3703

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/investor.

INCOME STATEMENTS (In millions, except per share amounts) (Unaudited)
	Three Months Ended September 30,
	2011	2010
Revenue	$17,372	$16,195
Operating expenses:
Cost of revenue	3,777	3,139
Research and development	2,329	2,196
Sales and marketing	2,900	2,806
General and administrative	1,163	938

Total operating expenses	10,169	9,079

Operating income	7,203	7,116
Other income	103	114

Income before income taxes	7,306	7,230
Provision for income taxes	1,568	1,820

Net income	$5,738	$5,410

Earnings per share:
Basic	$0.68	$0.63
Diluted	$0.68	$0.62
Weighted average shares outstanding:
Basic	8,392	8,614
Diluted	8,490	8,695
Cash dividends declared per common share	$0.20	$0.16

BALANCE SHEETS (In millions) (Unaudited)
	September 30, 2011	June 30, 2011(1)
Assets
Current assets:
Cash and cash equivalents	$12,881	$9,610
Short-term investments (including securities loaned of $1,119 and $1,181)	44,522	43,162

Total cash, cash equivalents, and short-term investments	57,403	52,772
Accounts receivable, net of allowance for doubtful accounts of $297 and $333	10,153	14,987
Inventories	2,270	1,372
Deferred income taxes	2,190	2,467
Other	3,255	3,320

Total current assets	75,271	74,918
Property and equipment, net of accumulated depreciation of $10,209 and $9,829	8,033	8,162
Equity and other investments	8,576	10,865
Goodwill	12,537	12,581
Intangible assets, net	1,026	744
Other long-term assets	1,972	1,434

Total assets	$107,415	$108,704

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,719	$4,197
Accrued compensation	2,388	3,575
Income taxes	705	580
Short-term unearned revenue	14,345	15,722
Securities lending payable	1,141	1,208
Other	3,245	3,492

Total current liabilities	25,543	28,774
Long-term debt	11,927	11,921
Long-term unearned revenue	1,313	1,398
Deferred income taxes	1,040	1,456
Other long-term liabilities	8,201	8,072

Total liabilities	48,024	51,621

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 8,410 and 8,376	63,492	63,415
Retained deficit, including accumulated other comprehensive income of $751 and $1,863	(4,101)	(6,332)

Total stockholders’ equity	59,391	57,083

Total liabilities and stockholders’ equity	$107,415	$108,704

(1) Derived from audited financial statements.

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2011	2010
Operations
Net income	$5,738	$5,410
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	726	694
Stock-based compensation expense	558	528
Net recognized gains on investments and derivatives	(30)	(29)
Excess tax benefits from stock-based compensation	(70)	(5)
Deferred income taxes	402	(148)
Deferral of unearned revenue	6,139	5,881
Recognition of unearned revenue	(7,653)	(6,862)
Changes in operating assets and liabilities:
Accounts receivable	4,733	3,674
Inventories	(920)	(468)
Other current assets	260	208
Other long-term assets	(75)	62
Accounts payable	(442)	(400)
Other current liabilities	(993)	(911)
Other long-term liabilities	120	560

Net cash from operations	8,493	8,194

Financing
Short-term debt borrowings (repayments), maturities of 90 days or less, net	0	814
Proceeds from issuance of debt, maturities longer than 90 days	0	4,721
Repayments of debt, maturities longer than 90 days	0	(814)
Common stock issued	336	177
Common stock repurchased	(1,934)	(4,399)
Common stock cash dividends paid	(1,341)	(1,118)
Excess tax benefits from stock-based compensation	70	5
Other	0	(25)

Net cash used in financing	(2,869)	(639)

Investing
Additions to property and equipment	(436)	(564)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(875)	0
Purchases of investments	(11,299)	(7,417)
Maturities of investments	2,825	870
Sales of investments	7,536	1,427
Securities lending payable	(66)	727

Net cash used in investing	(2,315)	(4,957)

Effect of exchange rates on cash and cash equivalents	(38)	58

Net change in cash and cash equivalents	3,271	2,656
Cash and cash equivalents, beginning of period	9,610	5,505

Cash and cash equivalents, end of period	$12,881	$8,161

SEGMENT REVENUE AND OPERATING INCOME (LOSS) (In millions) (Unaudited)
	Three Months Ended September 30,
	2011	2010
Revenue
Windows & Windows Live Division	$4,868	$4,785
Server and Tools	4,250	3,864
Online Services Division	625	527
Microsoft Business Division	5,622	5,221
Entertainment and Devices Division	1,963	1,795
Unallocated and other	44	3

Consolidated	$17,372	$16,195

Operating income (loss)
Windows & Windows Live Division	$3,251	$3,286
Server and Tools	1,597	1,540
Online Services Division	(494)	(558)
Microsoft Business Division	3,661	3,465
Entertainment and Devices Division	352	386
Corporate-level activity	(1,164)	(1,003)

Consolidated	$7,203	$7,116